Exhibit 99.1

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS
FOR THE SECOND QUARTER 2009

Revenues up 61 percent, product revenues increase 189 percent against second quarter 2008;
Fourth sequential quarter of adjusted EBITDA profitability

San Mateo, Calif., July 22, 2009 – Avistar Communications Corporation (www.avistar.com), a leader in unified visual communications solutions, today announced its financial results for the three and six months ended June 30, 2009.

Financial highlights for the quarter included:

•	Total revenue for the second quarter 2009, prepared in accordance with GAAP, was $2.9 million, as compared to $1.8 million for same quarter in 2008, an increase of 61 percent.
•
Operating expense (research and development, sales and marketing, and general and administrative) was $2.8 million for the second quarter 2009, as compared to $3.2 million for the second quarter 2008, representing an 11 percent improvement and the stabilization of Avistar’s cost structure as planned.

•	Net loss was $151,000 or $0.00 per basic and diluted share, as compared to a net loss of $1.6 million, or $0.05 per basic and diluted share in the second quarter 2008, a 91 percent reduction.
•
Cash and cash equivalents balance as of June 30, 2009 was $126,000 and the Company had $4.9 million available through its line of credit. Cash used in operations during the six months ended June 30, 2009 was $3.0 million, compared to $8.1 million in the first half of 2008, a $5.1 million improvement.

•
Adjusted EBITDA profit for the second quarter 2009 was $517,000 compared to a loss of $1.2 million in the same quarter of 2008. This shows an improvement of $1.7 million and is the fourth quarter in a row of adjusted EBITDA profit for the Company.

Bob Kirk, Chief Executive Officer of Avistar, said, “In reviewing our quarterly and year-to-date financial performance, we are struck by a seeming disconnect between our current results and the overwhelming opportunities that exist for our Company. We believe that we may have lost visibility into the sales potential of our product distribution channel that we have labored to build and missed our targeted revenue in this channel due to a combination of factors, including continued global economic uncertainties. This results in challenges to our original plan and our past guidance.

“Due to changes in the U.S. patent environment, we continue to see impediments to our efforts to more fully monetize the intellectual property portfolio, but we recently unearthed some interesting partners that may allow us to make the best possible use of our portfolio in this market. We believe this represents a considerable opportunity not contained in our 2009 guidance.”

Other significant recent developments included:

•
On June 17, 2009, we launched both the Avistar C3 Media EngineTM, bringing business class visual communications to any application, and demonstrated the C3 Desktop Standalone edition in high definition at InfoComm09 in Orlando, Florida.

•
At the Citrix iForum 2009 user conference in Edinburgh, U.K., Avistar demonstrated the industry’s first fully scalable, open standards-based visual communications experience on the Citrix and Microsoft OCS platforms, powered by our C3 Media Engine.

•	Avistar channel and partner programs continue to develop through our relationships with industry leading resellers, including AVI-SPL, Communications III, Datamart and Jenne Distributors.
•	In May 2009, $2.9 million of short-term convertible debt was converted into common stock at the election of the shareholders, resulting in the issuance of 4,199,997 shares of common stock.
•
On June 24, 2009, Avistar Communications Corporation common stock was delisted by NASDAQ due to the market value of the Company’s listed securities.  The Company's common stock is now quoted and traded via Pink OTC Markets, Inc. Level 2 Quotes can be found at www.pinksheets.com under the symbol AVSR.

•	On July 16, 2009, the Company announced that Bob Kirk had been appointed Chief Executive Officer of Avistar, replacing Simon Moss.

Kirk continued, “Additionally, the Company continues to generate considerable opportunities with its family of component products. This includes promising technology licensing partnerships in the past quarter and we are in negotiations with additional companies that have the market penetration to take Avistar’s component product family too much greater levels of exposure. These types of transactions can be transformational in nature.

“However, all of these promising opportunities are proving to be challenging to an organization that has taken to heart cost controls and staffing constraints. We are working hard to optimize our resources to maximize both short term and longer term revenue potential, while working within the realities of cash flow.

“Accordingly, management has decided to withdraw financial guidance for the remainder of 2009. We strongly believe that management time is best spent exploring the opportunities and prioritization necessary to exploit these items that lay in front of us, rather than continuing to spend considerable time reconciling past financial performance.”

About Avistar Communications Corporation
Avistar (AVSR.PK) is an innovation leader in the unified visual communications industry, providing proven business-class desktop videoconferencing technology. Avistar's installations include more than 100,000 committed desktop seats worldwide, bringing together business users anytime and anyplace. Companies such as IBM, LifeSize, Logitech, Polycom and Sony use Avistar technology to power their unified communications solutions. Avistar also works with leading channel partners and resellers including AVI-SPL, CityIS, ESCO, Fontel, Datamart and Jenne in more than 40 countries. For more information, please visit www.avistar.com.

Cautionary Note Regarding Forward-Looking Statements
The statements made in this press release that are not historical facts are "forward-looking statements." These forward-looking statements, include, but are not necessarily limited to, statements regarding the Company’s business and financial prospects for 2009, projections for revenue, net income, cash from operations, gross margins, adjusted EBITDA, revenue from IP and licensing activities, cash flows and expenses, demand for Avistar’s products, current visibility on revenue targets and progress in the monetization of Avistar’s patent portfolio. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The Company cautions readers of this release that a number of important factors could cause actual future events and results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation Avistar’s lengthy sales cycle, volatility associated with Avistar’s sales and licensing activities, market acceptance of Avistar’s products, increased competition in the market for unified communications, technical challenges associated with product development and completion of our deliverables to customers, ongoing technological developments and changing industry standards, the ability of Avistar’s distributors to sell our products to end users, the capital markets for both debt and equity, and challenges associated with protecting and licensing Avistar’s intellectual property. These important factors and other factors that potentially could cause actual future results to differ materially from current expectations are described in our filings with the SEC, including the Company's most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers of this release are referred to such filings. The forward-looking statements in this release are based upon information available to the Company as of the date of the release, and the Company assumes no obligations to update any such forward-looking statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include a discussion of adjusted
EBITDA, excluding stock-based compensation expense, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA is relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is a primary measure used by our management to evaluate the operating performance of our business. The components of adjusted EBITDA include the key revenue and expense items and income from settlement and patent licensing for which our operating managers are responsible and upon which we evaluate their performance. Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings releases and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. A reconciliation of this non-GAAP measure to GAAP is provided in the accompanying tables.

###

Contact:

Elias MurrayMetzger
Chief Financial Officer
Avistar Communications Corporation
+1 650-525-3300
emurraymetzger@avistar.com

Conway Communications
Investor Relations
+1 617-244-9682
mtconway@att.net

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and six months ended June 30, 2009 and 2008
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Revenue:
Product	$1,599	$553	$2,946	$802
Licensing	102	153	222	307
Services, maintenance and support	1,177	1,084	2,340	1,832
Total revenue.	2,878	1,790	5,508	2,941
Costs and expenses:
Cost of product revenue*	288	565	663	924
Cost of services, maintenance and support revenue*.	861	603	1,663	1,122
Income from settlement and patent licensing	(1,057)	(1,057)	(2,114)	(2,114)
Research and development*	975	959	1,886	2,810
Sales and marketing*	640	789	1,363	2,118
General and administrative*	1,211	1,436	2,434	3,314
Total costs and expenses	2,918	3,295	5,895	8,174
Loss from operations	(40)	(1,505)	(387)	(5,233)
Other (expense) income:
Interest income	2	21	8	67
Other expense, net	(113)	(128)	(187)	(213)
Total other expense, net	(111)	(107)	(179)	(146)
Net loss	$(151)	$(1,612)	$(566)	$(5,379)

Net loss per share - basic and diluted	$(0.00)	$(0.05)	$(0.02)	$(0.16)
Weighted average shares used in calculating
basic and diluted net loss per share	36,561	34,547	35,634	34,538

*Including stock based compensation of:
Cost of products, services, maintenance and support revenue	$62	$19	$122	$26
Research and development	158	88	325	151
Sales and marketing	51	(60)	107	(96)
General and administrative	225	156	424	269
	$496	$203	$978	$350

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
as of June 30, 2009 and December 31, 2008
(in thousands, except share and per share data)

	June 30,	December 31,
	2009	2008
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$126	$4,898
Accounts receivable, net of allowance for doubtful accounts of $20 at June 30, 2009
and December 31, 2008, respectively	2,767	2,701
Inventories	194	307
Deferred settlement and patent licensing costs	463	1,100
Prepaid expenses and other current assets	225	320
Total current assets	3,775	9,326
Property and equipment, net	230	310
Other assets	157	157
Total assets	$4,162	$9,793

Liabilities and Stockholders' Equity (Deficit):
Current liabilities:
Line of credit	$5,075	$7,000
Convertible debt	4,060	—
Accounts payable	984	579
Deferred income from settlement and patent licensing	2,001	4,751
Deferred services revenue and customer deposits	1,782	3,687
Accrued liabilities and other	1,305	1,382
Total current liabilities	15,207	17,399
Long-term liabilities:
Long-term convertible debt	—	7,000
Other liabilities	72	23
Total liabilities	15,279	24,422
Stockholders' equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at June 30, 2009 and December 31, 2008; 40,139,733 and 35,750,680 shares issued including
treasury shares at June 30, 2009 and December 31, 2008,respectively	40	36
Less: treasury common stock, 1,182,875 shares at June 30, 2009 and
December 31, 2008, respectively, at cost	(53)	(53)
Additional paid-in-capital	101,580	97,506
Accumulated deficit	(112,684)	(112,118)
Total stockholders' equity (deficit)	(11,117)	(14,629)
Total liabilities and stockholders' equity (deficit)	$4,162	$9,793

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

THREE AND SIX MONTHS ENDED JUNE 30, 2009 and 2008
FINANCIAL RESULTS: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,
	2009		2008
		(unaudited)

Net loss	$(151)		$(1,612)
Interest income	(2)		(21)
Other expenses, net	113		128
Depreciation	61		137
EBITDA	21		(1,368)
Stock-based compensation expense	496		203
Adjusted EBITDA	$517		$(1,165)

	Six Months Ended June 30,
	2009		2008
		(unaudited)

Net loss	$(566)		$(5,379)
Interest income	(8)		(67)
Other expenses, net	187		213
Depreciation	120		268
EBITDA	(267)		(4,965)
Stock-based compensation expense	978		350
Adjusted EBITDA	$711		$(4,615)

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the six months ended June 30, 2009 and 2008
(in thousands)

	Six Months Ended June 30,
	2009		2008
		(unaudited)

Cash Flows from Operating Activities:
Net loss	$(566)		$(5,379)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	120		268
Stock based compensation for options issued to consultants and employees	978		350
Provision for doubtful accounts	—		(3)
Changes in assets and liabilities:
Accounts receivable	(66)		273
Inventories	113		(30)
Prepaid expenses and other current assets	95		68
Deferred settlement and patent licensing costs	637		636
Other assets	—		81
Accounts payable	405		(706)
Deferred income from settlement and patent licensing and other	(2,701)		(2,827)
Deferred services revenue and customer deposits	(1,905)		(929)
Accrued liabilities and other	(77)		140
Net cash used in operating activities	(2,967)		(8,058)

Cash Flows from Investing Activities:
Maturities of short-term marketable securities	—		799
Sale of property and equipment	—		8
Purchase of property and equipment	(40)		(35)
Net cash (used in) provided by investing activities	(40)		772

Cash Flows from Financing Activities:
Line of credit payments	(3,900)		(5,100)
Proceeds from line of credit	1,975		7,000
Proceeds from debt issuance	—		7,000
Net proceeds from issuance of common stock	160		56
Net cash (used in) provided by financing activities	(1,765)		8,956
Net (decrease) increase in cash and cash equivalents	(4,772)		1,670
Cash and cash equivalents, beginning of year	4,898		4,077
Cash and cash equivalents, end of period	$126		$5,747